Exhibit 10.33(f)

AMENDMENT NUMBER SEVEN
to the
Warehouse Loan and Security Agreement
Dated as of February 10, 2000
as Amended and Restated to and including March 21, 2002
among
AAMES CAPITAL CORPORATION
AAMES FUNDING CORPORATION
and
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

        This AMENDMENT NUMBER SEVEN is made this 30th day of June, 2003, among AAMES CAPITAL CORPORATION and AAMES FUNDING CORPORATION, each having an address at 350 South Grand Avenue, Los Angeles, California 90071 (each, a “Borrower” and collectively, “the Borrowers”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Lender”), to the Warehouse Loan and Security Agreement, dated as of February 10, 2000 as amended and restated to and including March 21, 2002, by and between the Borrowers and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

        WHEREAS, the Borrowers have requested that the Lender agree to amend the Agreement to modify Sections 6.16, 7.13, 7.14 and 7.16 therein;

        WHEREAS, as of the date of this Amendment, the Borrowers represent to the Lender that they are in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement as amended pursuant to this Amendment Number Seven and are not in default under the Agreement; and

        WHEREAS, the Borrowers and the Lender have agreed to amend the Agreement as set forth herein.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

        SECTION 1.       Effective as of June 30, 2003, Section 6.16 of the Agreement is hereby amended by deleting such section and replacing it with the following:

     6.16      Tangible Net Worth; Liquidity.      (a) Aames Capital’s Tangible Net Worth is not less than $160,000,000, and (b) Aames Capital has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than $1,000,000.

        SECTION 2.      Effective as of June 30, 2003, Section 7.13 of the Agreement is hereby amended by deleting such section and replacing it with the following:

     7.13      Limitation on Sale of Assets.      The Borrowers shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer substantially all of its assets to any Person; provided, that (a) either Borrower may, after prior written notice to the Lender, allow such action with respect to any Subsidiary which is not a material part of the Borrower’s overall business operations and (b) the foregoing shall not prohibit Aames Capital from Transferring to the Lender any of Aames Capital’s Property as provided under the Loan and Security Agreement between Aames Capital and Greenwich Capital Financial Products, Inc., dated as of May 29, 2003.

        SECTION 3.      Effective as of June 30, 2003, Section 7.14 of the Agreement is hereby amended by deleting such section and replacing it with the following:

     7.14      Limitation on Distributions.      Without the Lender’s consent, Aames Capital shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinated debt of Aames Capital, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Aames Capital, provided, however, nothing herein shall restrict the ability of Aames Capital to pay dividends to the Guarantor or to make payments pursuant to the Loan and Security Agreement between Aames Capital and Greenwich Capital Financial Products, Inc., dated as of May 29, 2003.

        SECTION 4.      Effective as of June 30, 2003, Section 7.16 of the Agreement is hereby amended by deleting such section and replacing it with the following:

7.16 Maintenance of Tangible Net Worth. The Tangible Net Worth of Aames Capital shall be $160,000,000 at all times during the term of this Warehouse Agreement.

        SECTION 5.      Defined Terms.      Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

        SECTION 6.      Limited Effect.      Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

        SECTION 7.      Representations.      The Borrowers hereby represent to the Lender that as of the date hereof, the Borrowers are in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

        SECTION 8.      Governing Law.      This Amendment Number Seven shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).

        SECTION 9.      Counterparts.      This Amendment Number Seven may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment Number Seven to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES CAPITAL CORPORATION
(Borrower)

By:____________________________
Name: Jon D. Van Deuren
Title: Senior Vice President, Finance

AAMES FUNDING CORPORATION
(Borrower)

By:____________________________
Name: Jon D. Van Deuren
Title: Senior Vice President, Finance

GREENWICH CAPITAL FINANCIAL PRODUCTS. INC.
(Lender)

By:____________________________
Name:
Title: